United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2020

Date of Report (date of earliest event reported)

Limoneira Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34755	77-0260692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1141 Cummings Road

Santa Paula, CA 93060

(Address of Principal Executive Offices) (Zip Code)

(805) 525-5541

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LMNR	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On October 27, 2020, the Board of Directors (the “Board”) of Limoneira Company (the “Company”) expanded the size of the Board to ten directors and appointed Jesus Loza to serve as a Class II director, and appointed Amy Fukutomi as a Class II director to fill an existing vacancy on the Board. Mr. Loza and Ms. Fukutomi have not yet been designated as members of any of the committees of the Board. Mr. Loza and Ms. Fukutomi will serve as directors until the Annual Meeting of Stockholders to be held in 2022.

Mr. Loza is the founder of Freska Produce International, LLC (“Freska Produce”), which is one of the largest distributors of mangos in the United States. Prior to founding Freska Produce in 2004, Mr. Loza worked for a variety of produce companies where he built operations from the ground up in the United States and Mexico, and grew sales in Europe, Asia and Canada. Mr. Loza’s experience within the agriculture industry, with startups, acquisitions and operations makes Mr. Loza uniquely qualified to add insight and perspective to the Board.

There are no arrangements or understandings between Mr. Loza and any other person pursuant to which he is elected as a director. The Company engaged Freska Produce to market approximately 500,000 pounds of avocado annually, which amounts to roughly 6.25% the Company’s annual avocado volume. As consideration for its marketing services, Freska Produce receives approximately $600,000 from the Company. As the majority shareholder of Freska Produce, Mr. Loza and the Company have entered into a related party transaction that is reportable under Item 404(a) of Regulation S-K.

As a non-management director, Mr. Loza will receive the same compensation paid by the Company to other non-management directors, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 18, 2020.

Ms. Fukutomi joined the Company in 2018 as the Director of Compliance and Special Projects. Prior to joining the Company, Ms. Fukutomi was a Principal Partner of Oxnard Lemon Company, a Sunkist-affiliated packinghouse, and held several managerial positions at Amgen, one of the world’s leading biotech companies. Ms. Fukutomi’s experience in compliance and relationship with Company management provides the Board with an important cache of experience related to sound corporate governance and a unique ability to collaborate with management on compliance and special projects.

There are no arrangements or understandings between Ms. Fukutomi and any other person pursuant to which she is elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Ms. Fukutomi and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

Ms. Fukutomi will receive a stock grant in addition to the compensation she receives in connection with her role as the Company’s Director of Compliance and Special Projects.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)  On October 27, 2020, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, the Board approved, ratified and adopted an amendment to the Company’s Amended and Restated Bylaws (the “Amendment of Bylaws”) to fix the size of the Board at ten directors. Prior to the Amendment of Bylaws, the size of the Board was fixed at nine directors.

The text of the Amendment of Bylaws is attached as Exhibit 3.1 to this report.

Section 8	Other Events.
Item 8.01	Other Events.

On October 27, 2020, the Company issued a press release announcing the appointments of Mr. Loza and Ms. Fukutomi as referenced in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

3.1	Amendment to the Company’s Bylaws.
99.1	Limoneira Company Press Release dated October 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 28, 2020	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary